UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2005

PROPEX FABRICS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-122829	36-2692811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 The Bluffs

Austell, Georgia 30168

(Address of principal executive offices, including zip code)

(770) 941-1711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At its meeting on August 11, 2005, the board of directors of Propex Fabrics Holdings Inc. (“Holdings”) approved the 2005 Stock Awards Plan (the “Plan”), subject to approval of the stockholders of Holdings. Effective as of October 24, 2005, the Plan was approved by written consent of a majority of the stockholders of Holdings. Individual awards will be made in the future in accordance with the Plan using the forms evidenced as exhibits 10.2 and 10.3 to this Current Report.

The purpose of the Plan is to provide for granting incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, performance awards, phantom stock awards, or any combination of the foregoing, to selected employees, directors, and consultants of Holdings and its subsidiaries, including the Company. Each award of stock options, stock appreciation rights, restricted stock, performance awards or phantom stock will be evidenced by an agreement between Holdings and the recipient of the award.

The foregoing summary of the material terms of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Propex Fabrics Holdings Inc. 2005 Stock Awards Plan.

10.2	Form of Nonqualified Stock Option Agreement for Employees.

10.3	Form of Nonqualified Stock Option Agreement for Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPEX FABRICS INC.

Dated: October 28, 2005	By:	/s/ Philip D. Barnes
Philip D. Barnes Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Propex Fabrics Holdings Inc. 2005 Stock Awards Plan.

10.2	Form of Nonqualified Stock Option Agreement for Employees.

10.3	Form of Nonqualified Stock Option Agreement for Directors.